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                                                                    EXHIBIT 10.2

                             STOCK OPTION AGREEMENT

      THIS STOCK OPTION AGREEMENT (this "Agreement") is made effective as of November 1, 1996, (the "Effective Date"), between CSK Group, LTD., a Delaware corporation ("Issuer"), and James Bazlen ("Optionee").


                                 R E C I T A L S

      A. Issuer desires to grant Optionee the opportunity to acquire a proprietary interest in Issuer to encourage Optionee's contribution to the success and progress of Issuer and CSK Auto, Inc., an Arizona corporation ("Employer").

      B. The Board of Directors of Issuer has as of the Effective Date granted to Optionee a non-qualified stock option to purchase shares of Class B Stock, $.01 par value, of Issuer (the "Class B Stock") subject to the terms and conditions of this Agreement.


                                   AGREEMENTS

      1. Definitions. Capitalized terms used herein shall have the following meanings:

            "Act" is defined in Section 10.

            "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, "control" of a Person shall mean the power, directly or indirectly, (i) to vote fifty percent (50%) or more of the securities having ordinary voting power for the election of directors of such Person whether by ownership of securities, contract, proxy or otherwise; or (ii) to direct or cause the direction of management and policies of such person whether by ownership of securities, contract, proxy or otherwise.

            "Agreement" means this Stock Option Agreement.

            "Approved Sale" means a transaction or a series of related transactions with an acquiror which had not previously been directly or indirectly a shareholder of Employer or Issuer (other than, if the Approved Sale occurs after an Initial Public Offering, as a result of purchasing shares in the public market) which results in a bona fide, unaffiliated change of beneficial ownership of (a) 80% of Employer's or Issuer's common equity securities not owned by such acquiror or (b) all or substantially all of either of their assets, whether pursuant to the sale of the stock or assets of Employer or Issuer, or a merger or consolidation involving Employer or Issuer.

            "Cause" shall have the meaning given to it in the Employment
Agreement

            "Class B Stock" is defined in recital B.

            "Cumulative Vesting Shares" is defined in Section 3(a).

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            "EBITDA" is defined in Section 3(a).

            "Effective Date" is defined in the preamble.

            "Eligible Shares" is defined in Section 3(a).

            "Employer" is defined in recital A.

            "Employment Agreement" means the employment agreement between Optionee and Employer dated as of November 1, 1996.

            "Endorsed Certificate" means a stock certificate evidencing the shares properly endorsed for transfer.

            "Exercise Price" is defined in Section 2.

            "Fair Market Value" means the value of an Option Share, as of the Termination Date, determined pursuant to Section 9(c).

            "Fiscal Year" means the fiscal year of Issuer.

            "Good Reason" shall have the meaning given to it in the Employment Agreement.

            "Initial Public Offering" is defined in the Restated Certificate of Incorporation.

            "Initial Stockholders" means the 16 stockholders of Issuer that purchased shares of Issuer on October 30, 1996 and who are entities organized under the laws of the Cayman Islands with whom an affiliate of Investcorp Bank E.C., a Bahrain corporation, has an administrative relationship, and persons who acquire shares of Issuer from such stockholders and who are entities so organized and administered.

            "Issuer" is defined in the preamble.

            "Lock-Up Period" means, in the case of an Initial Public Offering, the 180-day period commencing on the effective date of the registration statement covering capital stock of Issuer or Employer sold in such Initial Public Offering, and, in the case of any subsequent registered offering, the 90-day period commencing on the effective date of the registration statement relating to such offering, or, in either case, such lesser period as may be agreed upon by Issuer or Employer with the underwriters of such offering.

            "Minimum Qualifying Approved Sale" is defined in Section 3(c).

            "Option" is defined in Section 2.

            "Optionee" is defined in the preamble.

            "Option Shares" is defined in Section 2.

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            "Partial Qualifying Approved Sale" is defined in Section 3(c).

            "Permanent Disability" is defined in the Employment Agreement.

            "Permitted Transferee" is defined in Section 5.

            "Person" means any natural person, partnership, corporation, trust or incorporated organization.

            "Public Sale" means an Approved Sale which occurs after the consummation of an Initial Public Offering of the Issuer's common equity securities.

            "Purchase Date" is defined in Section 9(a).

            "Qualifying Approved Sale" is defined in Section 3(c).

            "Realization Date" is defined in Section 3(c).

            "Repurchase Period" is defined in Section 9(a).

            "Repurchase Price" is defined in Section 9(a).

            "Restated Certificate of Incorporation" means the restated certificate of incorporation of Issuer filed with the Secretary of State of the State of Delaware on October 30, 1996, and as the same from time-to-time may hereafter be amended.

            "Stockholders' Agreement" means the agreement dated as of October 30, 1996 among Issuer and all of its stockholders as of such date.

            "Subsidiary" means any joint venture, corporation, partnership or other entity as to which Issuer or Employer, whether directly or indirectly, has more than 50% of the (i) voting rights or (ii) rights to capital or profits.

            "Termination Date" means the date on which Optionee ceases to be employed by Employer or any Affiliate of Employer for any reason; provided, however, that Optionee shall not be considered to have ceased to be employed by Employer or any Affiliate of Employer if he or she continues to be employed by Issuer or any Subsidiary.

      2. Grant of Option. Issuer grants to Optionee the right and option (the "Option") to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of 17,500 shares of Class B Stock (the "Option Shares"), at the purchase price of $205.88 per Option Share (as such amount may be adjusted as herein provided, the "Exercise Price"), on the terms and conditions set forth herein.

      3.    Exercisability.

            (a) Optionee's right to exercise the Option shall vest to the extent of 2,500 Option Shares on October 30, 1997. Optionee's right to exercise the Option shall vest to the


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extent of 3,750 Option Shares as of ninety (90) days following the end of each
Fiscal Year set forth on Exhibit 1 of this Agreement if Issuer's consolidated Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), as defined on Exhibit 1, equals or exceeds the annual EBITDA amount set forth in Line A of Exhibit 1 with respect to such Fiscal Year. Notwithstanding anything to the contrary contained in this Section 3(a), for each such Fiscal Year in which Issuer's annual EBITDA is less than the annual EBITDA amount set forth in Line F of Exhibit 1, Optionee will forfeit the ability to have 3,750 Option Shares vested under the provisions of this Section 3(a). If for any Fiscal Year:

                  (i) the Issuer's annual EBITDA is less than the annual EBITDA amount set forth in Line E of Exhibit 1 with respect to such Fiscal Year, but is equal to or greater than the EBITDA amount set forth in Line F of
      Exhibit 1 with respect to such Fiscal Year, no right to exercise Option Shares will vest in Optionee, but 3,750 of the Option Shares shall become eligible for early vesting under clauses (vi) and (vii) below (the "Section 3(a)(i) Shares");

                  (ii) the Issuer's annual EBITDA is less than the annual EBITDA amount set forth in Line D of Exhibit 1 with respect to such Fiscal Year, but is equal to or greater than the EBITDA amount set forth in Line E of
      Exhibit 1 with respect to such Fiscal Year, the Option shall vest to the extent of 1,875 Option Shares with respect to such Fiscal Year and an additional 1,875 Option Shares shall become eligible for early vesting under clauses (vi) and (vii) below (the "Section 3(a)(ii) Shares");

                  (iii) the Issuer's annual EBITDA is less than the annual EBITDA amount set forth in Line C of Exhibit 1 with respect to such Fiscal Year, but is equal to or greater than the EBITDA amount set forth in Line D of Exhibit 1 with respect to such Fiscal Year, the Option shall vest to the extent of 2,344 Option Shares with respect to such Fiscal Year and an additional 1,406 Option Shares shall become eligible for early vesting under clauses (vi) and (vii) below (the "Section 3(a)(iii) Shares");

                  (iv) the Issuer's annual EBITDA is less than the annual EBITDA amount set forth in Line B of Exhibit 1 with respect to such Fiscal Year, but is equal to or greater than the EBITDA amount set forth in Line C of
      Exhibit 1 with respect to such Fiscal Year, the Option shall vest to the extent of 2,813 Option Shares with respect to such Fiscal Year and an additional 937 Option Shares shall become eligible for early vesting under clauses (vi) and (vii) below (the "Section 3(a)(iv) Shares");

                  (v) the Issuer's annual EBITDA is less than the annual EBITDA amount set forth in Line A of Exhibit 1 with respect to such Fiscal Year, but is equal to or greater than the EBITDA amount set forth in Line B of
      Exhibit 1 with respect to such Fiscal Year, the Option shall vest to the extent of 3,281 Option Shares with respect to such Fiscal Year and an additional 469 Option Shares shall become eligible for early vesting under clauses (vi) and (vii) below (the "Section 3(a)(v) Shares," and together with the Section(a)(i) Shares, the Section (a)(ii) Shares, the Section
      (a)(iii) Shares and the Section (s)(iv) Shares, the "Cumulative Vesting Shares");


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                  (vi) the Issuer's cumulative annual EBITDA for that and the preceding Fiscal Years on Exhibit 1 equals or exceeds the Cumulative EBITDA amount set forth in Line G of Exhibit 1 with respect to such Fiscal Year, the Optionee's right to exercise the Option shall vest to the extent that it would have vested pursuant to the first sentence of this paragraph 3(a) had the Issuer achieved the annual EBITDA amount set forth in Line A of Exhibit 1 for that Fiscal Year and shall also vest to the extent of any Cumulative Vesting Shares which have not otherwise vested hereunder; or

                  (vii) (x) the Issuer's cumulative annual EBITDA for that and the preceding Fiscal Years on Exhibit 1 is less than the cumulative EBITDA amount set forth in Line G of Exhibit 1 with respect to such Fiscal Year, but (y) the Issuer's annual EBITDA with respect to such Fiscal Year exceeds the annual EBITDA amount set forth in Line A of Exhibit 1 for such Fiscal Year, in addition to vesting pursuant to the first sentence of this paragraph 3(a), the option shall further vest in an amount obtained by multiplying the number of Cumulative Vesting Shares not previously vested by a fraction (which shall not be greater than 1), the numerator of which is the amount by which the Issuer's actual EBITDA for the current Fiscal Year exceeds the amount set forth in Line A of Exhibit 1 for the current Fiscal Year and the denominator of which is the amount set forth in Line G of Exhibit 1 for the prior Fiscal Year less the sum of the Issuer's actual annual EBITDA for all prior Fiscal Years back to and including the 1997 Fiscal Year other than the current Fiscal Year.

            (b) Notwithstanding anything to the contrary set forth in paragraph
(a) or paragraph (c) of this Section 3, the right to exercise the Option shall immediately vest in full upon the seventh (7th) anniversary of the Effective Date, provided that the Termination Date has not occurred prior to such date.

            (c) A "Qualifying Approved Sale" shall occur if (i) an Approved Sale is a Public Sale, or (ii) the Board of Directors of Issuer determines in connection with an Approved Sale that is not a Public Sale or in connection with an Initial Public Offering in which all of the equity securities of Issuer held by the Initial Stockholders are sold that the annual compounded rate of return expected to be realized by the Initial Stockholders, based upon an initial base cost of the shares of $205.88 per share, from October 30, 1996 through the date on which it is estimated that the Initial Stockholders will receive the net proceeds from such Approved Sale or Initial Public Offering (a "Realization Date"), equals or exceeds 30% per annum, assuming the exercise of all then outstanding options that are exercisable (whether upon the occurrence of such Qualifying Approved Sale or for any other reason). A "Partial Qualifying Approved Sale" shall occur if the Board of Directors of Issuer determines in connection with an Approved Sale that is not a Public Sale or in connection with an Initial Public Offering in which all of the equity securities of Issuer held by the Initial Stockholders are sold that the annual compounded rate of return expected to be realized by the Initial Stockholders, based upon an initial base cost of the shares of $205.88 per share, from October 30, 1996 through the Realization Date, equals or exceeds 25% per annum, but is less than 30% per annum, assuming the exercise of all then outstanding options that are exercisable (whether upon the occurrence of such Qualifying Approved Sale or for any other reason). A "Minimum Qualifying Approved Sale" shall occur if the Board of Directors of Issuer determines in connection with an Approved Sale that is not a


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Public Sale or in connection with an Initial Public Offering in which all of the equity securities of Issuer held by the Initial Stockholders are sold that the annual compounded rate of return expected to be realized by the Initial Stockholders, based upon an initial base cost of the shares of $205.88 per share, from October 30, 1996 through the Realization Date, equals or exceeds 20% per annum, but is less than 25% per annum, assuming the exercise of all then outstanding options that are exercisable (whether upon the occurrence of such Qualifying Approved Sale or for any other reason). In the event of a Qualifying Approved Sale, the Option shall vest fully on the Realization Date. In the event of a Partial Qualifying Approved Sale, 75% of the unvested portion of the Option shall vest on the Realization Date. In the event of a Minimum Qualifying Approved Sale, 50% of the unvested portion of the option shall vest on the Realization Date. The amount used in determining the rate of return on the Realization Date shall be the per share net proceeds from such Qualifying Approved Sale, Partial Qualifying Approved Sale or Minimum Qualifying Approved Sale (in each case including the proceeds attributable to any outstanding Options) reduced, in each case, by the estimated fees and expenses of such Sale, including without limitation investment banking, legal and accounting fees. In the case of an Initial Public Offering that is not a Qualifying Approved Sale, a Partial Qualifying Approved Sale, or a Minimum Qualifying Approved Sale, any outstanding Options that are not vested shall be fully vested after the expiration of two (2) years after the closing of such Offering.

      4.    Expiration.

            (a) The vested portion of the Option shall expire upon the thirtieth
(30th) day following the seventh (7th) anniversary of the Effective Date unless
(i) at any time prior to a Qualifying Approved Sale, Optionee is terminated without Cause, Optionee ceases to be employed by Employer or a Subsidiary due to death or Permanent Disability or Optionee resigns for Good Reason, in which case the vested portion of the Option shall expire 180 days following the Termination Date, (ii) Optionee resigns other than for Good Reason, in which case the vested portion of the Option shall expire on the Termination Date, or (iii) Optionee is terminated for Cause from employment by Employer, in which case the vested portion of the Option shall expire at 5:00 p.m. Phoenix time on the second business day after the date of such termination; provided, however, that notwithstanding anything to the contrary contained in this Section 4(a), if Issuer exercises the purchase right pursuant to Section 9 hereof, the vested portion of the Option shall expire on the business day immediately preceding the Purchase Date.

            (b) The unvested portion of the Option shall expire on the Termination Date except in the case where Optionee is terminated from employment by Employer without Cause, Optionee ceases to be so employed due to death or Permanent Disability or Optionee resigns for Good Reason, in which case the unvested portion of the Option shall terminate 180 days following the end of the Fiscal Year during which the Termination Date occurred, subject to the vesting of any portion of the Option as of 90 days following the end of such Fiscal Year pursuant to Section 3(a); provided, however, that notwithstanding anything to the contrary contained in this Section 4(b), if Issuer exercises the purchase right pursuant to Section 9 hereof, the unvested portion of the Option shall expire on the business day immediately preceding the Purchase Date.

      5. Nontransferability. Subject to Section 9 hereof, the Option shall not be transferable by Optionee otherwise than to his or her spouse, child, estate, personal


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representative, heir or successor or to a trust for the benefit of Optionee or his or her spouse, child or heir (a "Permitted Transferee"), and the Option shall be exercisable, during Optionee's lifetime, only by him or her or by any of the foregoing Permitted Transferees, or in the event of Optionee's Permanent Disability, his or her guardian or legal representative. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Any assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any attachment or similar process upon the Option that would otherwise effect a change in the ownership of the Option, shall terminate the Option; provided, however, that in the case of the involuntary levy of any attachment or similar involuntary process upon the Option, Optionee shall have thirty (30) days after notice thereof to cure such levy or process and reinstate the Option. This Agreement shall be binding on and enforceable against any person who is a Permitted Transferee of the Option pursuant to the first sentence of this Section.

      6.    Effect of Merger; Adjustments.

            (a) In the event of an Approved Sale that is a merger or other form of corporate reorganization and notwithstanding any other provisions of this Agreement, the unexercised portion of the Option shall be subject to the terms of the agreement or plan of merger or reorganization effecting such merger or reorganization and shall be converted, redeemed, exchanged, canceled or otherwise treated as provided in such agreement or plan of merger or reorganization, provided that Optionee shall be given at least 20 days' prior notice of the proposed merger or reorganization and shall (notwithstanding anything else herein to the contrary) be entitled to exercise the vested portion of the Option at any time during such 20 day period up to and until the close of business on the day immediately preceding the date of consummation of such merger or reorganization (which exercise may be expressly contingent upon completion of the Approved Sale if the unexercised portion of the Option were to vest as a result of such sale being a Qualifying Approved Sale) and upon exercise of the Option the Option Shares shall be treated in the same manner as the shares of any other stockholder of Issuer.

            (b) Subject to Section 6(a), in the event of any one or more reorganizations, recapitalizations, mergers, acquisitions, stock splits, reverse stock splits, stock dividends or similar events, an appropriate adjustment shall be made in the number and kind of shares or other securities subject to the Option, and the Exercise Price for each Option Share or other unit of any securities subject to this Agreement. No fractional interests shall be issued on account of any such adjustment unless the Board of Directors of the Issuer specifically determines to the contrary; provided, however, that in lieu of fractional interests, Optionee, upon the exercise of the Option in whole or part, shall receive cash in an amount equal to the amount by which the Fair Market Value of such fractional interests exceeds the Exercise Price attributable to such fractional interests.

      7. Exercise of the Option. Prior to the expiration thereof, Optionee may exercise the vested portion of the Option from time to time in whole or in part. Upon electing to exercise the Option, Optionee shall deliver to the Secretary of Issuer a written and signed notice of such election setting forth the number of Option Shares Optionee has elected to purchase and shall at


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the time of delivery of such notice tender cash or a cashier's or certified bank check to the order of Issuer for the full Exercise Price of such Option Shares and any amount required pursuant to Section 16 hereof. The Issuer may, in its discretion, also permit payment of the Exercise Price in such form or in such manner as may be permissible under any applicable law.

      8. Restrictions on Transfers of Option Shares. Subject to Section 9 hereof, prior to the termination of the Lock-Up Period following an Initial Public Offering, the Option Shares shall not be transferable or transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) except that Optionee may transfer the Option Shares to a Permitted Transferee. This Agreement shall be binding on and enforceable against any person who is a Permitted Transferee of the Option Shares. The stock certificates issued to evidence Option Shares upon exercise of the Option hereunder shall bear legends referring to this Agreement and the restrictions contained herein.

      9.    Purchase of Option Shares.

            (a) In the event that the Termination Date occurs for any reason prior to an Initial Public Offering or an Approved Sale, the Option Shares shall be subject to repurchase as follows:

                  (i) Issuer, during the sixty (60) days following the later of the Termination Date or the date upon which Optionee gives notice in accordance with Section 7 hereof of his election to exercise all or a part of the portion of the Option vested at the Termination Date (the "Repurchase Period"), shall have the right to purchase all, but not less than all, of the Option Shares owned by Optionee on the Termination Date or to be acquired by Optionee pursuant to such notice of exercise.

                  (ii) In the event that Optionee becomes entitled to acquire Option Shares after the Termination Date, Issuer may notify Optionee in accordance with Section 9(b) hereof that Issuer will purchase any Option Shares that Optionee may thereafter acquire upon the exercise of the Option and shall set the Purchase Date (as hereinafter defined) and shall purchase such Option Shares, if any, pursuant to the terms of this Agreement.

                  (iii) The purchase price (the "Repurchase Price") for each Option Share shall be Fair Market Value, provided, however, that in the case of Option Shares purchased by Optionee during the 90-day period immediately preceding the Purchase Date, if no material adverse change in the business or financial condition of the Employer occurs during such 90-day period, the purchase price shall be the greater of Fair Market Value or the per share exercise price paid by Optionee upon his acquisition of the Option Share.

                  (iv) If Issuer elects to purchase the Option Shares, it shall notify Optionee at or before the end of the Repurchase Period and the Repurchase Price shall be paid in cash at a time set by Issuer which time shall be within thirty (30) days after the


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end of the Repurchase Period (the "Purchase Date"), provided that Optionee has presented to Issuer an Endorsed Certificate.

                  (v) The Option Shares shall be transferred to Issuer free and clear of all liens, encumbrances, mortgages, pledges, security interests, restrictions, prior assignments and claims of any kind or nature whatsoever except those created by the Restated Certificate of Incorporation or this Agreement. If Issuer does not purchase the Option Shares, the restrictions on transfer thereof contained in Sections 5 and 8 of this Agreement shall terminate and be of no further force and effect. Notwithstanding Optionee's failure to deliver the Endorsed Certificate, the Option Shares represented thereby shall be deemed to be owned by Issuer upon (A) the payment by Issuer of the purchase price to Optionee or his or her Permitted Transferee or (B) notice to Optionee or such Permitted Transferee that Issuer is holding the purchase price in the United States for the account of Optionee or such Permitted Transferee, and upon such payment or notice (x) Optionee and such Permitted Transferee will have no further rights in or to such Option Shares, (y) Issuer shall be entitled to specific performance of Optionee's or such Permitted Transferee's obligation to deliver such Endorsed Certificates, and (z) Optionee and his or her Permitted Transferee shall be jointly and severally liable for all reasonable attorneys' fees and other costs and expenses incurred by Issuer in enforcing its right to repurchase the Option Shares hereunder and shall pay to Issuer promptly upon demand the amount of all such fees and expenses.

            (b) In the event an unvested portion of the Option becomes exercisable pursuant to Section 4(b), for purposes of Section 9(a), the Repurchase Period shall commence as of the date notice of the Option's exercisability is provided to Optionee.

            (c) The Fair Market Value shall be determined in good faith by Issuer's Board of Directors as of the first day of the Repurchase Period. If the Board determination is challenged by Optionee, a mutually acceptable investment banker or appraiser shall establish the Fair Market Value. If Optionee and Issuer cannot agree upon an investment banker or appraiser each shall choose an investment banker or appraiser and the two investment bankers or appraisers shall choose a third investment banker or appraiser who alone shall establish the Fair Market Value. The Fair Market Value shall be based on an assumed sale of 100% of the outstanding capital stock of Issuer (without reduction for minority discount or lack of liquidity of the Option Shares) and shall be determined using customary criteria generally employed within the investment banking community at the time such determination is made for valuing an entity similar to Issuer. The investment banker's or appraiser's determination shall be conclusive and binding on Issuer and Optionee. Issuer shall bear all costs incurred in connection with the services of such investment banker or appraiser unless the Fair Market Value established by the investment banker or appraiser is (i) less than or equal to 110% of the Board of Directors' determination, in which case Optionee shall promptly pay or reimburse Issuer for such costs or
(ii) greater than 110% but less than 130% of the Board of Directors' determination, in which case Optionee shall promptly pay or reimburse Issuer for 50% of such costs.

            (d) For so long as Optionee or his or her Permitted Transferee owns the Option Shares, Issuer agrees that it shall, upon the written request of Optionee, provide Optionee


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with annual financial statements of Issuer promptly upon the completion of the preparation of such statements. The annual financial statements shall be accompanied by an audit report by Issuer's independent accountants.

      10.   Compliance with Legal Requirements.

            (a) No Option Shares shall be issued or transferred pursuant to this Agreement unless and until all legal requirements applicable to such issuance or transfer have, in the opinion of counsel to Issuer, been satisfied. Such requirements may include, but are not limited to, registering or qualifying such Shares under any state or federal law, satisfying any applicable law relating to the transfer of unregistered securities or demonstrating the availability of an exemption from applicable laws, placing a legend on the Option Shares to the effect that they were issued in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the "Act"), and may not be transferred other than in reliance upon Rule 144 or Rule 701 promulgated under the Act, if available, or upon another exemption from the Act, or obtaining the consent or approval of any governmental regulatory body. Issuer shall use its best efforts to comply with all legal requirements applicable to the issuance or transfer of Option Shares.

            (b) Optionee understands that Issuer intends for the offering and sale of Option Shares to be effected in reliance upon Rule 701 or another available exemption from registration under the Act and intends to file a Form 701 as appropriate, and that Issuer is under no obligation to register for resale the Option Shares issued upon exercise of the Option. In connection with any such issuance or transfer, the person acquiring the Option Shares shall, if requested by Issuer, provide information and assurances satisfactory to counsel to Issuer with respect to such matters as Issuer reasonably may deem desirable to assure compliance with all applicable legal requirements. Issuer hereby covenants and agrees to register all of the Option Shares on a Form S-8 (or any successor form thereto) following the Initial Public Offering.

      11.   Capitalizations, Exchanges, Etc. Affecting Shares; Dilution.

            (a) The provisions of this Agreement shall apply to any and all shares of capital stock of Issuer or any successor or assign of Issuer that may be issued in respect of, in exchange for, or in substitution of, the Option Shares by reason of any stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise, other than an Approved Sale and in connection with the occurrence of any such events, proportionate adjustments shall be made in the number of Option Shares which may be acquired hereunder and the Exercise Price of each Option Share.

            (b) Except as may be specifically provided herein or in the Restated Certificate of Incorporation, nothing herein shall prohibit or restrict Issuer from taking any corporate action or engaging in any corporate transaction of any kind, including, without limitation, the issuance and sale of additional shares of capital stock of Issuer, any merger, consolidation, liquidation or sale of assets, or create in Optionee or his or her Permitted Transferee any rights to acquire or receive additional shares of capital stock of Issuer or otherwise to be protected against dilution.


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      12. Subject to Restated Certificate of Incorporation and Stockholders'
Agreement. Optionee acknowledges that the Option Shares are subject to the terms of the Restated Certificate of Incorporation and the Stockholders' Agreement. Optionee hereby agrees to execute a copy of the Stockholders' Agreement at the time he executes this Agreement and to comply with the terms of the Stockholders' Agreement.

      13. No Interest in Shares Subject to Option. Neither Optionee (individually or as a member of a group) nor any beneficiary or other person claiming under or through Optionee shall have any right, title, interest, or privilege in or to any shares subject to this Agreement except as to such Option Shares, if any, as shall have been issued to such person upon exercise of this Option or any part of it.

      14. Not an Employment Contract. Nothing in this Agreement or any other instrument executed pursuant thereto shall confer upon Optionee any right to continue in the employ of Employer or any Subsidiary or shall affect the right of Employer or any Subsidiary to terminate the employment of Optionee with or without Cause.

      15. Governing Law. All terms of and rights under this Agreement shall be governed by and construed in accordance with the internal law of the State of New York, without giving effect to principles of conflicts of law.

      16. Taxes. The Issuer may, in its discretion, make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to the issuance or exercise of the Option including, but not limited to, deducting the amount of any such withholding taxes from any other amount then or thereafter payable to Optionee, requiring Optionee to pay to Issuer the amount required to be withheld or to execute such documents as the Issuer deems necessary or desirable to enable it to satisfy its withholding obligations. Optionee shall have the right to satisfy the withholding obligation in whole or in part by the delivery of shares of the Issuer previously issued to Optionee or by the withholding of the delivery of Option Shares otherwise to be received upon the Option exercise.

      17. Notices. All notices, requests, demands and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, telexed or telecopied to, or, if mailed, when received by, the other party, if to Issuer at its principal executive offices addressed to the attention of Issuer's Secretary, and if to Optionee at his or her address as it appears on the books of his or her employer (or at such other address as shall be given in writing by Optionee or his or her Permitted Transferee to Issuer).

      18. Amendments and Waivers. This Agreement may be amended, and any provision hereof may be waived, only by a writing signed by the party to be charged.

      19. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral discussions, agreements and understandings of any kind or nature.

      20. Headings. The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

      21. Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement.

      22. Arbitration. The parties shall endeavor to settle all disputes by amicable negotiations. Except as otherwise provided in Section 9(c) hereof, any claim, dispute, disagreement or controversy that arises among the parties relating to this Agreement that is not amicably settled shall be resolved by arbitration, as follows:

            (a) Any such arbitration shall be heard in The City of New York, New York, before a panel consisting of one (1) to three (3) arbitrators, each of whom shall be impartial. Upon the written Request for Arbitration by either party hereto to commerce arbitration hereunder, the parties shall attempt to mutually agree as to the number and identity of the arbitrators within thirty
(30) days of such Request. Except as the parties may otherwise agree, all arbitrators (if not selected by the parties hereto within thirty (30) days of a written Request for Arbitration) shall be appointed pursuant to the commercial arbitration rules of the American Arbitration Association. In determining the number and appropriate background of the arbitrators, the appointing authority shall give due consideration to the issues to be resolved, but his or her decision as to the number of arbitrators and their identity shall be final.

            (b) An arbitration may be commenced by any party to this Agreement by the service of a written request for arbitration upon the other affected parties. Such request for arbitration shall summarize the controversy or claim to be arbitrated.

            (c) All attorneys' fees and costs of the arbitration shall in the first instance be borne by the respective party incurring such costs and fees, but the arbitrators shall award costs and attorneys' fees to the prevailing party. The parties hereby expressly waive punitive damages, and under no circumstances shall an award contain any amount that in any way reflects punitive damages.

            (d) Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

            (e) It is intended that controversies or claims submitted to arbitration under this Section 22 shall remain confidential, and to that end it is agreed by the parties that neither the facts disclosed in the arbitration, the issues arbitrated, nor the views or opinions of any persons concerning them, shall be disclosed to third persons at any time, except to the extent necessary to enforce an award or judgment or as required by law or in response to legal process or in connection with such arbitration.

            (f) Any arbitration under this Section 22 shall be conducted pursuant to the commercial arbitration rules of the American Arbitration Association.

      23. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

                                 CSK GROUP, LTD.

                                    By:   /s/ CSK Group, Ltd.
                                          ----------------------------------
                                    Name:
                                          ----------------------------------
                                    Title:
                                          ----------------------------------

                                                 /s/ James Bazlen
                                    ----------------------------------------
                                    James Bazlen

                                    EXHIBIT 1
                            (in millions of dollars)

        Portion of Applicable
Line    Option Shares Vesting    1997(1)      1998        1999        2000
----    ---------------------    -------      ----        ----        ----
A               100.0%           $70.0      $ 93.0      $116.0      $132.5

B               87.5%            $68.0      $ 90.5      $112.0      $127.5

C               75.0%            $66.0      $ 87.5      $108.0      $122.5

D               62.5%            $64.0      $ 85.0      $104.0      $117.8

E               50.0%            $62.0      $ 82.5      $100.0      $113.0

F                                $58.0      $ 76.0       $95.0

G                                $70.0      $ 163.0     $279.0      $411.0

-----------
(1)  Fiscal year 1997 is Issuer's fiscal year ending in February 1998.



                        EARNINGS BEFORE INTEREST, TAXES,
                          DEPRECIATION AND AMORTIZATION




      Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") is defined as Consolidated Net Income (loss) of Issuer and its subsidiaries as it would appear on a statement of income (loss), which shall reflect a reduction for all management and employee bonuses payable with respect to the Fiscal Year, of consolidated Issuer prepared in accordance with U.S. GAAP, consistently applied; plus (minus), to the extent such amounts are otherwise taken into account in determining EBITDA (prior to adjustment), the following:

      1. Any provision (benefit) for taxes (including franchise taxes) deducted (added) in calculating such consolidated net income (loss); plus

      2. Any interest expense (net of interest income) deducted in calculating such consolidated net income (loss); (plus)

      3. Amortization expenses deducted in calculating consolidated net income (loss); plus

      4. Depreciation expenses deducted in calculating consolidated net income (loss); plus

      5. Management fees paid to Investcorp; plus (minus)

      6. Any unusual losses (gains) deducted (added) in calculating consolidated net income (loss), including, without limitation, those resulting from unusual capital expenditures. (Unusual items are intended to include transactions and expenditures considered outside the ordinary course of business. EBITDA will be adjusted to eliminate the effects, if any, of such transactions and expenditures, the intent being to calculate EBITDA as if such transactions and expenditures had not occurred); plus (minus)

      7. Any compensation expense (income) deducted (added) in calculating consolidated net income (loss) attributable to transactions involving equity securities of Issuer or its subsidiaries.

The Optionee or Executive and his or her representative shall be provided reasonable opportunity to review the computation of EBITDA and reasonable access to the data and information supporting much computation, but the Board's determination shall be conclusive and binding.